Exhibit 10.3

AMENDED AND RESTATED PROMISSORY NOTE

$ 1,067,874.00	Original Date: March 21, 2014
Amendment and Restatement Date: January 1, 2018

For value received, the undersigned, FRIENDSWOOD TRS, LLC (the “Borrower”), promises to pay to the order of SUMMIT HEALTHCARE OPERATING PARTNERSHIP, L.P. (formerly known as CORNERSTONE OPERATING PARTNERSHIP, LP), its successors and assigns (together with its successors and assigns, “Lender”), in lawful money of the United States of America, the principal sum of ONE MILLION SIXTY-SEVEN THOUSAND EIGHT HUNDRED SEVENTY-FOUR and 00/100 DOLLARS ($1,067,874.00) (the “Principal”) (this “Note” including any amendments, modifications, replacements, substitutions, extensions, renewals, or refinances thereof).

1.            Payment. Payment of the Principal shall be made in forty-seven (47) payments of Twenty Two Thousand Two Hundred Forty Seven and 38/100 Dollars ($22,247.38) per month and one (1) final payment of Twenty Two Thousand Two Hundred Forty Seven and 14/100 Dollars ($22,247.14), in accordance with the Schedule attached as Schedule 1, beginning on January 1, 2018, and payable on or before the first day of each month thereafter until paid in full. Sums due under this Note shall be payable in lawful money of the United States by company check to Lender at the following address: 2 South Point Drive, Suite 100, Lake Forest, California 92630. Each and every payment made hereunder, when made, shall be applied first to the payment of any late charges then due pursuant to Section 4 below, and then to reduce the unpaid balance of the Principal. There shall be no penalty for early repayment of all or any part of the Principal. Prior to an Event of Default (as defined below), all payments made hereunder, whether a prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest, next to premiums, penalties, attorneys’ fees, or liquidated damage amounts, if any, due hereunder, and then to Principal remaining outstanding hereunder.

2.            Default Interest. Upon or after the occurrence and during the continuation of any Event of Default, the Principal shall bear interest at a rate per annum equal to ten percent (10%) (the “Default Rate”) and shall be payable on demand. Except in the Event of Default, the Principal shall not accrue interest.

3.            Usury. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under and charged or collected pursuant to the terms of this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto. If such a court determines that the Lender has charged or received interest hereunder or under this Note in excess of the highest applicable rate, then the Lender shall apply such excess to any other obligations then due and payable, whether for principal, interest, fees or otherwise, and shall refund the remainder of such excess interest, if any, to the Borrower, and such rate shall automatically be reduced to the maximum rate permitted by such law.

4.            Late Charge. Borrower acknowledges that if any payment required under this Note (other than the final payment of Principal due) is not received by Lender by the 10th day following the date the same becomes due and payable (without regard to any other cure period, if any), Lender will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) in connection with the delinquency in payment. Because the actual damages suffered by Lender in incurring such extra administrative expenses would be impracticable or extremely difficult to ascertain, it is agreed that the greater of: (i) five percent (5%) of the amount of the delinquent payment; or (ii) $100.00 shall be the amount of damages to which Lender is entitled, upon such breach, in compensation for such extra administrative expenses. Therefore, in addition to the Default Rate provided above, Borrower shall, in such event, without further notice, pay to Lender liquidated damages in the amount of five percent (5%) of the amount of such delinquent payments. If such liquidated damages are not paid on or before the date that the next monthly payment is due, the liquidated damages shall be added to the Principal balance outstanding hereunder, subject in all respects to the terms, conditions and covenants of this Note as fully and to the same extent as though part of the original indebtedness evidenced by this Note. The provisions of this paragraph are intended to govern only the determination of the above-described damages in the event of a breach in performance of the obligation of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as an express or implied agreement by Lender to forbear in the collection of any delinquent payment, or be construed as in any way giving Borrower the right, express or implied, to defer timely payment hereunder, whether upon payment of such damages or otherwise. The right of Lender to receive payment of such liquidated damages, and receipt thereof, are without prejudice to the right of Lender to collect such delinquent payments and any other amounts provided to be paid hereunder or to declare a default hereunder.

5.            Default.

5.1           Events of Default. Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Note:

(a)          Borrower fails to pay within ten (10) days of when due any payment under this Note in accordance with its terms, provided, such ten (10) day grace period shall not apply to the final payment due hereunder; or

(b)          Either: (i) Borrower becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; or (ii) Borrower admits in writing its inability to pay its debts; or (iii) Borrower suffers the appointment of a receiver or trustee for it or substantially all of its property and, if such receiver or trustee is not discharged within thirty (30) days of such appointment; or (iv) Borrower makes an assignment for the benefit of its creditors; or (v) Borrower suffers the institution against it of proceedings under any law related to bankruptcy or insolvency or the reorganization for the relief of debtors; or (vi) Borrower institutes or commences proceedings under any law related to bankruptcy or insolvency or the reorganization for the relief of debtors; or

(c)          Borrower either dissolves or sells substantially all its assets, or abandons or discontinues its business operations; or

(d)          Borrower is in default, after the expiration of any cure period, of that certain Amended and Restated Lease (the “Lease”) dated on or about January 1, 2018 between Borrower and CHP Friendswood SNF, LLC (the “Landlord”), and such default has not been waived by the Landlord under the Lease.

5.2           Acceleration upon Event of Default. Upon or after the occurrence and during the continuation of any Event of Default, Lender may declare the Note and all interest hereon to be forthwith due and payable, whereupon the Note and all such interest hereon shall become and be forthwith due and payable, without presentment, protest or notice or demand of any kind, all of which are by this Note waived by Borrower.

2

6.            Lender’s Rights and Remedies.

6.1           Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default: (a) Lender shall have all rights and remedies available to it at law or equity for collection of the amounts due under this Note; (b) Borrower shall pay to Lender, in addition to the sums stated above, the reasonable costs of collection, regardless of whether litigation is commenced, including any reasonable attorneys’ (and any other consultants’ or experts’) fees, expenses and other costs, to the extent not prohibited by law; (c) notwithstanding any other provision of this Note, during the period of existence of such Event of Default, interest on the Principal shall accrue and be paid at the lesser of (i) the Default Rate, or (ii) the maximum lawful rate of interest under the applicable Usury Law, if any; and (d) payments shall be applied in the order designated by Lender in its sole discretion.

6.2           Remedies Cumulative. Lender’s rights and remedies under this Note and all other agreements related to the Note shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under law or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

6.3           Borrower’s Approvals, Ratifications, and Waivers.

(a)          Except as expressly set forth herein, to the fullest extent permitted by applicable law, Borrower, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, protest, notice of protest, notice of intent to accelerate, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default, collection or enforcement of this Note, and hereby further waives stay of execution and all suretyship defenses to payment generally.

(b)          No delay or omission on the part of Lender or any holder hereof in exercising its rights under this Note or under any other document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Lender or any holder hereof, nor shall any waiver by Lender, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

(c)          Borrower covenants and agrees that it is liable with respect to all of the obligations related to the Note. Upon the occurrence of any Event of Default and at any time thereafter, Borrower covenants and agrees that Lender may, in its sole and absolute discretion, proceed directly against Borrower for the payment or performance of the obligations under this Note, in one or more claims, actions or proceedings, whether or not any such claims, actions or proceedings are instituted simultaneously or at different times.

7.            Revival and Reinstatement of Note. To the extent that any payment to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, or to a receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the Principal intended to have been satisfied by such payment or proceeds shall remain due and payable hereunder, be evidenced by this Note, and shall continue in full force and effect as if such payment or proceeds had never been received by Lender whether or not this Note has been marked “paid” or otherwise canceled or satisfied and/or has been delivered to Borrower, and in such event Borrower shall immediately return the original Note to Lender and any marking of “paid” or other similar marking shall be of no force and effect.

8.            Lender’s Fees, Expenses and Costs. Borrower shall pay to Lender, upon demand, all expenses, costs, charges, disbursements, and reasonable attorneys’ fees and expert fees incurred by Lender in connection with the enforcement and/or collection of the Principal and any other amounts owed under this Note.

3

9.          Authority. Borrower and Lender each warrants and represents that the persons or officers who are executing this Note on behalf of Borrower and Lender, respectively, have full right, power and authority to do so, and that this Note constitutes valid and binding documents, enforceable against Borrower and Lender in accordance with their terms, and that no other person, entity, or party is required to sign, approve, or consent to, this Note.

10.         Governing Law. This Note shall be governed by the laws of the State of Texas without giving effect to any choice of law rules thereof.

11.         JURY WAIVER. THE BORROWER AND LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY TORT ACTION), BROUGHT BY EITHER PARTY HERETO WITH RESPECT TO THIS NOTE.

12.         Miscellaneous.

(a)            TIME IS OF THE ESSENCE IN THIS NOTE.

(b)           Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)           The terms of this Note shall be binding upon Borrower, and upon Borrower’s successors and assigns, and shall inure to the benefit of Lender and its successors and assigns. Borrower may not assign this Note without the consent of Lender.

(d)           This Note (ii) contains the entire agreement between Borrower and Lender respecting the matters set forth herein; and (ii) may not be contradicted by evidence of any prior or contemporaneous oral agreements or understandings between Borrower and Lender. Neither this Note nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought. This Note amends and restates in full that certain LINE OF CREDIT PROMISSORY NOTE in the original amount of One Million Dollars ($1,000,000.00) dated as of March 21, 2014.

(e)           If there is a conflict between or among the terms, covenants, conditions or provisions of this Note and any other document, any term, covenant, condition and/or provision that Lender may elect to enforce from time to time so as to provide Lender the maximum assurance of payment of the Principal and any other amounts owned under this Note in full shall control. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN PROVIDED WITH SUFFICIENT AND NECESSARY TIME AND OPPORTUNITY TO REVIEW THE TERMS OF THIS NOTE WITH ANY AND ALL COUNSEL IT DEEMS APPROPRIATE, AND THAT NO INFERENCE IN FAVOR OF, OR AGAINST, LENDER OR BORROWER SHALL BE DRAWN FROM THE FACT THAT EITHER SUCH PARTY HAS DRAFTED ANY PORTION OF THIS NOTE.

Signature Page Follows

4

IN WITNESS WHEREOF, this Note has been executed and delivered as of the Amendment and Restatement Date.

BORROWER:

FRIENDSWOOD TRS, LLC, a Delaware Limited Liability Company

By:	/s/ Laurence Daspit
Name:	Laurence C. Daspit
Title:	CFO

LENDER:

SUMMIT HEALTHCARE OPERATING
PARTNERSHIP, L.P.

By:	Summit Healthcare REIT, Inc.
its General Partner

By:	/s/ Elizabeth Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Amended and Restated Note

Signature Page

SCHEDULE 1

Payment Schedule

No.	Payment Date	Beginning Balance	Payment Amount	Ending Balance
1.	January 1, 2018	$1,067,874.00	$22,247.38	$1,045,626.62
2.	February 1, 2018	$1,045,626.62	$22,247.38	$1,023,379.24
3.	March 1, 2018	$1,023,379.24	$22,247.38	$1,001,131.86
4.	April 1, 2018	$1,001,131.86	$22,247.38	$978,884.48
5.	May 1, 2018	$978,884.48	$22,247.38	$956,637.10
6.	June 1, 2018	$956,637.10	$22,247.38	$934,389.72
7.	July 1, 2018	$934,389.72	$22,247.38	$912,142.34
8.	August 1, 2018	$912,142.34	$22,247.38	$889,894.96
9.	September 1, 2018	$889,894.96	$22,247.38	$867,647.58
10.	October 1, 2018	$867,647.58	$22,247.38	$845,400.20
11.	November 1, 2018	$845,400.20	$22,247.38	$823,152.82
12.	December 1, 2018	$823,152.82	$22,247.38	$800,905.44
13.	January 1, 2019	$800,905.44	$22,247.38	$778,658.06
14.	February 1, 2019	$778,658.06	$22,247.38	$756,410.68
15.	March 1, 2019	$756,410.68	$22,247.38	$734,163.30
16.	April 1, 2019	$734,163.30	$22,247.38	$711,915.92
17.	May 1, 2019	$711,915.92	$22,247.38	$689,668.54
18.	June 1, 2019	$689,668.54	$22,247.38	$667,421.16
19.	July 1, 2019	$667,421.16	$22,247.38	$645,173.78
20.	August 1, 2019	$645,173.78	$22,247.38	$622,926.40
21.	September 1, 2019	$622,926.40	$22,247.38	$600,679.02
22.	October 1, 2019	$600,679.02	$22,247.38	$578,431.64
23.	November 1, 2019	$578,431.64	$22,247.38	$556,184.26
24.	December 1, 2019	$556,184.26	$22,247.38	$533,936.88
25.	January 1, 2020	$533,936.88	$22,247.38	$511,689.50
26.	February 1, 2020	$511,689.50	$22,247.38	$489,442.12
27.	March 1, 2020	$489,442.12	$22,247.38	$467,194.74
28.	April 1, 2020	$467,194.74	$22,247.38	$444,947.36
29.	May 1, 2020	$444,947.36	$22,247.38	$422,699.98
30.	June 1, 2020	$422,699.98	$22,247.38	$400,452.60
31.	July 1, 2020	$400,452.60	$22,247.38	$378,205.22
32.	August 1, 2020	$378,205.22	$22,247.38	$355,957.84
33.	September 1, 2020	$355,957.84	$22,247.38	$333,710.46
34.	October 1, 2020	$333,710.46	$22,247.38	$311,463.08
35.	November 1, 2020	$311,463.08	$22,247.38	$289,215.70
36.	December 1, 2020	$289,215.70	$22,247.38	$266,968.32
37.	January 1, 2021	$266,968.32	$22,247.38	$244,720.94
38.	February 1, 2021	$244,720.94	$22,247.38	$222,473.56
39.	March 1, 2021	$222,473.56	$22,247.38	$200,226.18
40.	April 1, 2021	$200,226.18	$22,247.38	$177,978.80
41.	May 1, 2021	$177,978.80	$22,247.38	$155,731.42
42.	June 1, 2021	$155,731.42	$22,247.38	$133,484.04
43.	July 1, 2021	$133,484.04	$22,247.38	$111,236.66
44.	August 1, 2021	$111,236.66	$22,247.38	$88,989.28
45.	September 1, 2021	$88,989.28	$22,247.38	$66,741.90
46.	October 1, 2021	$66,741.90	$22,247.38	$44,494.52
47.	November 1, 2021	$44,494.52	$22,247.38	$22,247.14
48.	December 1, 2021	$22,247.14	$22,247.14	$0